UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 21, 2016

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

520 Gervais Street
Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 21, 2016, South State Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Columbia, South Carolina.  At the Annual Meeting, there were present in person or by proxy 20,756,912 shares of the Company’s common stock, representing 85.84% of the total outstanding eligible votes.  At the Annual Meeting, the Company’s shareholders were asked to vote to (1) elect seven members of the Board of Directors, and (2) ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016.  The voting results for each proposal are as follows:

1) Approval of a proposal to elect the following individuals as directors of the Company for three-year terms:

          Broker

Nominees for Director	Votes For	Votes Withheld	Non Votes
Jimmy E. Addison	17,359,204	104,024	3,293,684
Robert H. Demere, Jr.	17,362,879	100,349	3,293,684
Robert R. Horger	17,289,323	173,905	3,293,684
Jamew W. Roquemore	17,315,571	147,657	3,293,684
Richard W. Salmons, Jr.	17,323,593	139,635	3,293,684
B. Ed Shelley, Jr.	17,324,354	138,874	3,293,684
John W. Williamson, III	17,320,996	142,232	3,293,684

Each elected director received at least 99.0% of the voted shares in favor of their election (excludes Broker Non Votes).

The following individuals continue to serve as directors until our Annual Meeting in the year indicated:

Directors Whose Terms Will Expire in 2019
Jimmy E. Addison
Robert H. Demere, Jr.
Robert R. Horger
James W. Roquemore
Richard W. Salmons, Jr.
B. Ed Shelley, Jr.
John W. Williamson, III

Directors Whose Terms Will Expire in 2018
Herbert G. Gray
Cynthia A. Hartley
John C. Pollok
Thomas E. Suggs
Kevin P. Walker

Directors Whose Terms Will Expire in 2017
Luther J. Battiste, III
Paula Harper Bethea
M. Oswald Fogle
Robert R. Hill, Jr.
Thomas J. Johnson
Ralph W. Norman, Jr.
Alton C. Phillips

2) Approval to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016:

		% of Shares	% of Shares
	Votes	Outstanding	Voted
Voting For	20,583,069	85.12%	99.16%
Voting Against	155,016	0.64%	0.75%
Abstain From Voting	12,965	0.05%	0.06%
Uncast	5,862	0.02%	0.03%
Total	20,756,912	85.84%	100.00%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION
(Registrant)

Date:	April 25, 2016	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President,
Chief Financial Officer and
Chief Operating Officer